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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 26, 2001

LIFEPOINT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE #33-0539168

(State or other jurisdiction of (I.R.S. Employer

incorporation or organization) Identification Number)

1205 S. Dupont Street, Ontario, California 91761

(Address of Principal Executive Offices) (Zip Code)

(909) 418-3000

Registrant's Telephone Number, Including Area Code

Item 5. Other Information

The holders of LifePoint's Series C Preferred Convertible Stock who still have shares/funds in escrow, selected Owen & Associates, Inc. in early December as the independent third party to validate the IMPACTTM Test System as the first milestone for release of 50% of the shares/funds in escrow. Owen & Associates specializes in the assessment of emerging markets and technologies in the healthcare industry. Due to prior commitments and holiday conflicts of Owen & Associates, the final independent assessment report may not be completed until approximately January 9, 2002. For this reason, and at the request of Owen & Associates, these holders issued an Extension Grant, dated December 19, 2001, to amend the date for achieving the first milestone to January 15, 2002. LifePoint, as previously announced, will report revenues for this quarter ended December 31,2001 and will have full product launch within the next 60 days.

Item 7. Exhibits

    Exhibits

99.1 Extension Grant dated December 19, 2001.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned therein to be duly authorized.

LIFEPOINT, INC.

(Registrant)

Date: December 26, 2001 By /s/ Michele A. Clark

Michele A. Clark

Controller and Chief

Accounting Officer